Exhibit 10.53

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (hereinafter, the “Agreement”) is made and entered into by and between VELATEL PERÚ S.A., identified with RUC N° 20165555253, domiciled at Av. Camino Real N° 493, Piso 11°, district of San Isidro, province and department of Lima, Peru, duly represented by Mr. Christian Carnero, identified with DNI N° 25786895, powers of attorney which are in process of recording in the Legal Entities Registry of Lima and after filing shall be attached as Exhibit C of this Agreement (hereinafter, “SELLER”); and, INVERSIONES BALESIA S.A.C., identified with RUC N° 20554085131, domiciled at Pasaje García Calderón N° 131, district of Lima, province and department of Lima, Peru, duly represented by Mrs. Gisella Jeniffer Alzamora Sanguineti, identified with DNI N° 10634615, powers of attorney pending registration under Entry N° 13036264 of the Legal Entities Registry of Lima (hereinafter, “BUYER”); subject to the following terms and conditions:

ONE. - RECITALS

1.1	SELLER is a company duly organized and existing under the laws of Peru, dedicated to mobile telecommunications activities.

1.2	Also, BUYER is a company duly organized and existing under the laws of Peru, dedicated to mobile telecommunications activities.

1.3	SELLER represents and warrants that it is the owner of the towers detailed in Exhibit A of this Agreement (hereinafter, “THE TOWERS”). It is expressly established that THE TOWERS were constructed in order to develop telecommunications activities, including the possibility of lease THE TOWERS in favor of telecommunications operators.

1.4	THE TOWERS are located in the properties detailed in Exhibit B of this Agreement and in accordance to the lease agreements which was signed by the owners of the properties and the SELLER. Furthermore, the Exhibit B establishes the date of termination of the lease agreements mentioned in this Section 1.4, the name of the owners of these properties and other relevant information about the lease agreements.

1.5	Considering the fact that SELLER may not continue developing the business related to THE TOWERS nor: (i) the payment in favor of the constructor of THE TOWERS which is the company INGENIERIA CELULAR ANDINA S.A. (hereinafter, “ICA TOWER CO DEBT”) and which is equal to USD61,736 (Sixty-One Thousand Seven Hundred Thirty Six US Dollars); (ii) the payment of past and future considerations in favor of the owners of the properties where THE TOWERS are located (hereinafter, “LANDLORDS’ DEBT”) and which is equal in the aggregate to USD112,904 (One Hundred Twelve Thousand Nine Hundred Four US Dollars) for rents accrued through the date of this Agreement (plus future rents accruing at the rate in the aggregate of USD7,975 (Seven Thousand Nine Hundred Seventy-Five US Dollars) per month; and (iii) payment for electricity consumed during operation of the towers by SELLER (hereinafter, “ELECTRICITY DEBT”) in the aggregate amount of USD7,918 (Seven Thousand Nine Hundred Eighteen US Dollars).

1.6	Considering the mentioned in Section 1.5 of this Agreement, the SELLER express its intention to: (i) assign all rights and obligation deriving from the lease agreements which are detailed in Exhibit B of this document; and, (ii) sell to BUYER THE TOWERS; subject to the terms and conditions hereinafter set forth.

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TWO. - OBJECT

2.1	By this Agreement, SELLER sells to BUYER THE TOWERS listed and described on Exhibit A and BUYER accepts to buy all THE TOWERS listed on the referred exhibit.

2.2	The transfer of THE TOWERS includes all the rights and everything which corresponds to THE TOWERS, in fact or in law, without reserve or limitation.

2.3.	The delivery of THE TOWERS in favor of the BUYER shall be accomplished on the date to the signing of this Agreement.

THREE. - PAYMENT

3.1	The purchase price for THE TOWERS consists of the obligation by the BUYER to assume, pay, indemnify and hold the SELLER harmless from the ICA TOWER CO DEBT, the LANDLORDS’ DEBT, and the ELECTRICITY DEBT, which in the aggregate totals USD182,588 (One Hundred Eighty-Two Thousand Five Hundred Eighty-Eight US Dollars), including all taxes.

3.2	The signing of this Agreement is enough proof of the total payment of the price mentioned in Section 3.1 and considering the fact that BUYER assumes the payment of ICA TOWERS’ DEBT detailed in Section 1.5.(i) and LANDLORDS’ DEBT and ELECTRICITY DEBT detailed in Section 1.5.(ii) and 1.5.(iii).

FOUR. - ASSIGNMENT AND OTHER PROVISIONS

4.1	By this Agreement, SELLER assigns to the BUYER all rights and obligations deriving from lease agreements which are detailed in Exhibit B of this Agreement.

4.2	SELLER represents and warrants the good title of the lease agreements mentioned in the Exhibit B.

FIVE. - NATURE OF THE AGREEMENT

5.1	The parties recognize that the Agreement is regulated under the civil laws. In this regard, this Agreement can't be neither understood nor interpreted as a creation of any kind of labor relationships between the parties or any kind of labor relationships between their personnel. In order to fulfill this Agreement, the parties are not subject to subordination relationships.

5.2	All the obligations related to the personnel required by the parties for the services under this Agreement, of any kind or nature will be under their liability. By this means, none of the parties will be liable for the payment of remuneration, salaries, and other benefits to the personnel of the other part.

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SIX. - ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto, or any of them. Any modification to the Agreement must be done in written and must be signed by BUYER and SELLER.

SEVEN. - APLICABLE LAW AND JURISDICTION

7.1	The parties agree that the interpretation and enforcement of this Agreement will be in accordance with Peruvian law. In matters not covered by this Agreement shall apply, in a supplementary way, the Peruvian Civil Code and other laws of the Republic of Peru, as appropriate.

7.2	All disputes or differences arising from this Agreement, including its nullity or invalidity, and that may not be settled first directly and by mutual agreement between the parties for at least fifteen (15) working days, shall be solved by arbitration in law conducted in accordance with the Rules of National and International Conciliation and Arbitration of the Arbitration Center of the Chamber of Commerce of Lima, to whose rules the parties submit unconditionally. The award shall be final and binding on the parties and the losing party shall have to pay the cost thereof. The Arbitral Court will consist of three (3) members, two (2) of whom shall be appointed directly by the parties, corresponding to those arbitrators to appoint by common agreement the third one, who shall chair the Tribunal. If there were no agreement among the arbitrators about the appointment of the third arbitrator, such appointment will be done by the Arbitration Center of the Chamber of Commerce of Lima.

The parties have caused this Agreement to be signed in two copies in Lima, on August 16, 2013.

VELATEL PERU, S.A.		INVESIONES BALESIA, S.A.

By:	/s/ Miguel Christian Carnero Alvinagorta	By:	/s/ Gisella Jeniffer Alzamora Sanguineti
	Miguel Christian Carnero Alvinagorta, its General Manager		Gisella Jeniffer Alzamora Sanguineti, its General Manager

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